Exhibit 99.1

EFI ANNOUNCES $100 MILLION SHARE REPURCHASE PROGRAM

FOSTER CITY, Calif., September 4, 2012 — Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced that its Board of Directors has approved the repurchase of up to $100 million of the Company’s outstanding shares of common stock. The Company will enter into a trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to facilitate the repurchases in accordance with certain price, volume and timing conditions. While the share repurchase authorization expires in 18 months, the Company expects to complete the repurchases by the end of 2013.

EFI will fund the program using a portion of the proceeds from the pending sale of the Company’s headquarters and cash on hand. EFI previously announced on July 19 that it entered into a real estate asset sale agreement with Gilead Sciences, Inc., to sell its Foster City facility for $180 million. The transaction is expected to close in October 2012, subject to various closing conditions.

The new share repurchase program allows the Company to repurchase its shares through open market purchases, privately negotiated transactions or otherwise, subject to market conditions, applicable legal requirements and other factors, including the conditions specified under any 10b5-1 plan. Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without notice. The Company has no obligation to repurchase shares under the authorization.

This authorization replaces an existing share repurchase program approved by the Board in August 2011 that provided for the repurchase of up to $30 million of the Company’s common stock. The remaining $20 million of authorization under the previous program will not be used.

About EFI

EFI™ (www.efi.com) is a worldwide provider of products, technology, and services leading the transformation of analog to digital imaging. Based in Silicon Valley with offices around the globe, the company’s powerful integrated product portfolio includes digital front-end servers; superwide, wide-format, label, and ceramic inkjet presses and inks; production workflow, web-to-print, and business automation software; and office, enterprise, and mobile cloud solutions. These products allow users to produce, communicate and share information in an easy and effective way, and enable businesses to increase their profits, productivity, and efficiency.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding the entry into a 10b5-1 plan, the expected date of completion of the repurchase program, the funding of the share repurchase program, the timing, duration and methods of share repurchases, the expected closing date for the real estate asset sale transaction and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on EFI’s results and trading price of EFI’s common stock. Potential risks and uncertainties include, but are not necessarily limited to, the market prices of EFI’s common stock prior to, during and after the share repurchases; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; a risk that all or substantially all of the closing conditions to the real estate asset sale transaction may not be satisfied, or otherwise waived, and that the sale does not close when expected or at all; world-wide financial, economic and political difficulties and downturns; adverse variations in foreign exchange rates and other adverse conditions in financial markets that could cause a loss of our cash deposits and invested cash and cash equivalents; differences between the financial results as filed with the Securities and Exchange Commission (the “SEC”) and the preliminary results included in our earnings press releases due, among other things, to the complexity in accounting rules; and any other risk factors that may be included from time to time in EFI’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in EFI’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.